SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)    February 16, 2000


                             1st SOURCE CORPORATION
             (Exact name of  registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

       0-5907                                         35-1068133
(Commission File Number)                            (I.R.S. Employer
                                                    Identification No.)


   100 North Michigan Street
   South Bend, Indiana                                   46601
(Address of principal executive offices)               (Zip Code)

                                (219) 235-2702
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address if changed since last report.)

ITEM 5.       Other Events

     1st Source Corporation, parent company of 1st Source Bank, will be restating its financial statements for December 31, 1998 as well as the first three quarters of 1999. The restatement pertains to 1st Source's accounting for measuring income recognition on securitized loans in accordance with SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities". Since June 30, 1998, 1st Source has sold approximately $581 million of capital equipment loans into its securitization facility. The loan securitization activities have provided an excellent source of funding for 1st Source to support the growth of its Specialty Finance Group. The auditors of 1st Source Corporation, PricewaterhouseCoopers LLP, recommended that 1st Source review its accounting policies and procedures relating to securitized loans. As a result of the review, an enhanced and more sophisticated analytical model was developed which enabled 1st Source to refine its method of estimating the performance of the securitized loans and the value of its retained interests in the loans. The new model results only in a difference in timing of the revenue recognition from our securitized loans and has no effect on the total cash flows of the securitized transactions.

     The adoption of the model was applied retroactively to the commencement of this securitization program in the third quarter of 1998. The application of this new model resulted in an increase in net income in 1998 and no change to the previously disclosed estimated full year's net income in 1999. However, the previously reported quarterly net income for each of the first three quarters of 1999 did change as a result of the new model.

         The  changes  to prior  period  financial  statements  are as  follows:
(unaudited -- dollars in thousands except Per Share Data)

                         Quarter Ended     Year Ended                  Quarter Ended
                            9/30/98      Dec. 31, 1998     3/31/99        6/30/99        9/30/99
                            -------      -------------     -------        -------        -------
Securitization Income
     Previous              $  2,902       $  8,570       $  2,771       $  2,749       $  2,977
     As restated              3,700          9,305          3,825          2,012          2,156

Net Income
     Previous                 7,861         31,020          7,880          8,327          9,117
     As restated              8,335         31,457          8,528          7,874          8,613

Diluted EPS
     Previous                  0.41           1.60           0.41           0.43           0.47
     As restated               0.43           1.62           0.44           0.41           0.45

Retained Interest Assets
     Previous                 7,677          9,100         11,408         13,593         16,175
     As restated              7,414          8,371         10,839         11,418         11,917

Reserve for Loan Losses
     Previous                40,289         40,929         42,080         43,300         44,903
     As restated             38,397         38,629         38,974         39,403         39,814

Shareholders' Equity
     Previous               210,452        215,859        222,445        225,491        230,984
     As restated            211,421        216,793        223,975        226,521        231,469

         1st Source will amend its Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, March 31, 1999, June 30, 1999, and September 30, 1999, in connection with the restatement.


     After giving effect to the foregoing adjustments, 1st Source reported net income for the fourth quarter of 1999 of $10.8 million, 24.7 percent higher than the restated net income of $8.6 million reported for the fourth quarter of 1998. Diluted net income per common share for the fourth quarter of 1999 amounted to $0.56, up 24.4 percent from the restated $0.45 per common share reported in the fourth quarter of 1998.

     Net income for 1999 was $35.8 million, 13.7 percent higher than the restated $31.5 million reported for the year 1998. Diluted net income per common share for 1999 amounted to $1.86, up 14.8 percent from the $1.62 restated diluted net income per common share for 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                    1st Source Corporation
                                                    ----------------------



DATE    02/16/00                       /s/ Christopher J. Murphy III
       ----------                     ----------------------------------------
                                          (Signature)
                                       Christopher J. Murphy III
                                       Chairman of the Board, President and CEO


DATE    02/16/00                       /s/ Larry E. Lentych
       ----------                     ----------------------------------------
                                          (Signature)
                                       Larry E. Lentych
                                       Treasurer and Chief Financial Officer